UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AVANEX CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 27, 2005

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Avanex Corporation, a Delaware corporation (“Avanex”), will be held on October 27, 2005, at 10:00 a.m., local time, at Avanex’s corporate headquarters, 40919 Encyclopedia Circle, Fremont, California 94538, for the following purposes:

1.	To elect two Class III directors for a term of three years or until their successors have been duly elected and qualified.

2.	To approve the elimination of the floor price limitations from the anti-dilution provisions of each of the Company’s Senior Secured Convertible Notes and related Warrants to purchase Common Stock.

3.	To approve Avanex’s amended 1998 Stock Plan so that awards granted thereunder can continue to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

4.	To ratify the appointment of Deloitte & Touche LLP as Avanex’s independent registered public accounting firm for the fiscal year ending June 30, 2006.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Only holders of record of Avanex’s Common Stock at the close of business on September 15, 2005, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone as instructed on the enclosed proxy card, or (3) by mail by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope. For further details, please see the section entitled “Voting” on page two of the accompanying Proxy Statement. Any stockholder attending the Annual Meeting may vote in person even if he or she has voted using the Internet, telephone or proxy card.

By Order of the Board of Directors

of Avanex Corporation

Jo S. Major, Jr.

President, Chief Executive Officer and

Chairman of the Board of Directors

Fremont, California

September 30, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE OR BY USING THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

AVANEX CORPORATION

PROXY STATEMENT

FOR THE

2005 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

This Proxy Statement is being furnished to the holders of common stock, par value $0.001 per share (the “Common Stock”), of Avanex Corporation, a Delaware corporation (“Avanex” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Avanex for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 27, 2005, at 10:00 a.m., local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at Avanex’s corporate headquarters, 40919 Encyclopedia Circle, Fremont, California 94538. The telephone number at that location is (510) 897-4188.

This Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K are first being mailed on or about September 30, 2005, to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote; Record Date

Only holders of record of the Company’s Common Stock at the close of business on September 15, 2005 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were [            ] shares of Common Stock outstanding and entitled to vote at the Annual Meeting. No shares of preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than five percent of the Company’s Common Stock, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 24.

Quorum; Required Vote

The presence of the holders of a majority of the shares of Common Stock entitled to vote generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the Annual Meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy card or voted by telephone or by using the Internet. Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions on how to vote from the beneficial owner.

A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to: (1) approve the elimination of the floor price limitations from the anti-dilution provisions of each of the Company’s Senior Secured Convertible Notes and related Warrants to purchase Common Stock, (2) approve Avanex’s amended 1998 Stock Plan for purposes of Section 162(m) of the Internal Revenue Code and (3) ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm. Abstentions are deemed to be “votes cast,” and have the same effect as a vote against these proposals. However, broker non-votes are not deemed to be votes cast, and therefore are not included in the tabulation of the voting results on these proposals.

Voting

Voting by Proxy Card.    All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting by Telephone or the Internet.    If you are a registered stockholder, you may vote your shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the annual report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed postage paid envelope provided. When a stockholder votes via the Internet or by telephone, his or her vote is recorded immediately. Avanex encourages its stockholders to vote using these methods whenever possible.

Voting by Attending the Meeting.    A stockholder may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting.

Changing Vote; Revocability of Proxies.    If a stockholder has voted by telephone, over the Internet or by returning a proxy card, such stockholder may change his or her vote before the Annual Meeting.

A stockholder who has voted by telephone or over the Internet may later change his or her vote by making a timely and valid telephone or Internet vote, as the case may be.

A stockholder may revoke any proxy given pursuant to this solicitation at any time before it is voted by: (1) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not by itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent to Avanex Corporation, 40919 Encyclopedia Circle, Fremont, California 94538, Attention: Corporate Secretary.

Expenses of Solicitation

Avanex will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, electronic mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained the services of Morrow & Co., a professional proxy solicitation firm, to assist in the solicitation of proxies. Avanex will pay Morrow & Co. approximately $6,500 for its services, in addition to reimbursement of its out-of-pocket expenses.

Procedure for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.    Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the annual meeting of its stockholders to be held in 2006 by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the 2006 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than the Notice Deadline (as defined below), and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    In addition, the Company’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee or (3) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company no later than the Notice Deadline, which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for the Company’s Board of Directors, see the procedures discussed in “Proposal One: Election of Directors — Corporate Governance Matters” on page 9.

The Company’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder who has delivered written notice to the Secretary of the Company no later than the Notice Deadline, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Deadline” is defined as that date which is 120 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2006 annual stockholder meeting is June 2, 2006.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, or does not send a representative who is qualified under Delaware law to present the proposal on his or her behalf, the Company need not present the proposal for vote at such meeting.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Avanex Corporation, 40919 Encyclopedia Circle, Fremont, California 94538, Attention: Corporate Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Bylaws currently authorize seven directors who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Pursuant to a stockholders’ agreement between Avanex, Corning Incorporated and Alcatel, Avanex has agreed that, so long as Corning owns five percent or more of the outstanding shares of Avanex Common Stock, Avanex will use reasonable efforts to have an individual designated by Corning elected to the Board of Directors of Avanex. Dr. Joseph A. Miller, Jr., Executive Vice President and Chief Technology Officer of Corning, currently serves on the Board of Directors of Avanex as the Corning designee. Dr. Miller has informed Avanex that he intends to resign from the Board of Directors of the Company effective October 27, 2005, and Corning has informed the Company that it does not currently intend to nominate an individual to replace Dr. Miller on the Board of Directors.

Nominees for Class III Directors

Two Class III directors have been nominated for election at the Annual Meeting for a three-year term expiring in 2008. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Joel A. Smith III and Susan Wang for reelection as Class III directors. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the reelection of Mr. Smith and Ms. Wang. The Company expects that Mr. Smith and Ms. Wang will accept such nominations; however, in the event that either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy. The term of office of each person elected as director will continue until such director’s term expires in 2008 or until such director’s successor has been elected and qualified.

Nominees for Class III Directors for Terms Expiring in 2008

Name	Age	Principal Occupation and Business Experience

Joel A. Smith III	60	Dean of Darla Moore School of Business of the University of South Carolina. Mr. Smith has served on the Company’s Board of Directors since December 1999. Mr. Smith has been the dean of the Darla Moore School of Business of the University of South Carolina from October 2000 to the present. Previously, Mr. Smith served as the President of Bank of America East, a financial institution, from October 1998 to September 2000. From July 1991 to October 1998, Mr. Smith served as President of Nations Bank Carolinas, a financial institution. Mr. Smith serves on the boards of directors of Carolina National Bank & Trust Co. and NetBank, Inc. Mr. Smith received a B.A. from the University of the South in Sewanee, Tennessee.

Susan Wang	54	Former Chief Financial Officer of Solectron Corporation. Ms. Wang has served on the Company’s Board of Directors since December 2002. Ms. Wang previously served as Executive Vice President of Corporate Development, Chief Financial Officer, and Corporate Secretary of Solectron Corporation, a provider of supply-chain and product life-cycle services to original equipment manufacturers, from October 1984 through May 2002. Before joining Solectron, she held positions

Name	Age	Principal Occupation and Business Experience

with Xerox Corporation, Westvaco Corporation and Price Waterhouse & Co. Ms. Wang serves on the boards of directors of Calpine Corporation, Altera Corporation and Nektar Therapeutics. Ms. Wang received her B.B.A. in accounting from the University of Texas and her M.B.A. from the University of Connecticut.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE NOMINEES LISTED ABOVE.

Information Regarding Other Directors Continuing in Office

Incumbent Class I Directors Whose Terms Expire in 2006

Name	Age	Principal Occupation and Business Experience

Greg Dougherty	45	Chief Executive Officer, Picarro, Inc. Mr. Dougherty has served on the Company’s Board of Directors since April 2005. Mr. Dougherty has served as Chief Executive Officer of Picarro, Inc., a company focused on developing lasers and optical instruments, since January 2003 and has served as a director of Picarro since October 2002. From February 2001 to September 2002, Mr. Dougherty held a number of positions at JDS Uniphase, an optical technology company, including Chief Operating Officer, Executive President and Chief Operating Officer of the Amplification and Transmission Business Group. Mr. Dougherty held a number of positions at SDL, Inc., an optical technology company, from March 1997 to February 2001, including Chief Operating Officer, Vice President of the Communications Business Unit and Corporate Marketing and Sales, Vice President of Communications and Information Products, Vice President of the Components Group and President of SDL Optics. Prior to joining SDL, from 1989 to 1997, Mr. Dougherty was the Director of Product Management and Marketing at Lucent Technologies Microelectronics in the Optoelectronics Strategic Business Unit. Mr. Dougherty received a B.Sc. degree in optics from Rochester University.

Jo S. Major, Jr.	43	President, Chief Executive Officer and Chairman of the Board of Directors. Dr. Major has served on the Company’s Board of Directors and as its President and Chief Executive Officer since August 2004 and as Chairman of the Board of Directors since April 2005. From February 2001 to August 2004, he served in various management roles in the Active Components Group of JDS Uniphase, an optical technology company, including Senior Vice President, Component Products Group, and Vice President, Active Components Business Unit. Dr. Major was employed by SDL, Inc. in a variety of technical managerial positions from 1990 to February 2001, when SDL was acquired by JDS Uniphase. Dr. Major holds a B.S., with high honors, M.S. and Ph.D. from the University of Illinois, and has been granted industry awards for the development of 980nm lasers, high power near-infrared lasers, Raman amplifiers and high performance laser packaging. Dr. Major was an Intel Fellow from 1988 to 1990.

Incumbent Class II Directors Whose Terms Expire in 2007

Name	Age	Principal Occupation and Business Experience

Todd Brooks	44	Private Investor and Former General Partner at the Mayfield Fund. Mr. Brooks has served on the Company’s Board of Directors since February 1998. Since October 2003, Mr. Brooks has been a private investor. From February 1999 to October 2003, Mr. Brooks was a general partner at the Mayfield Fund, a venture capital firm. From April 1995 to January 1999, Mr. Brooks served as a managing principal with JAFCO America Ventures, a venture capital firm. Mr. Brooks received a B.S. in Chemical Engineering from Texas A&M University, a graduate degree in Chemical Engineering from the University of California at Berkeley and an M.B.A. from the Harvard Business School.

Vinton Cerf	62	Senior Vice President for Technology Strategy for MCI. Dr. Cerf has served on the Company’s Board of Directors since December 1999. In October 2005, Dr. Cerf will join Google Inc. as Chief Internet Evangelist. Dr. Cerf served as the Senior Vice President for Technology Strategy for MCI (formerly WorldCom, Inc.), a telecommunications company, from September 1998 to September 2005. From January 1996 to September 1998, Dr. Cerf was the Senior Vice President for Internet Architecture and Engineering at MCI. Dr. Cerf also serves on the board of directors of Nuance Communications, Inc. Dr. Cerf received a B.S. in Mathematics from Stanford University, an M.S. in Computer Science from the University of California, Los Angeles, and a Ph.D. in Computer Science from the University of California, Los Angeles.

Board Meetings and Committees

During the fiscal year ended June 30, 2005, the Board of Directors of the Company met 18 times, and no director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member, except for Dr. Cerf, Mr. Dougherty and Dr. Miller, who were unable to attend certain meetings due to extenuating circumstances.

The Company’s Board of Directors currently has four standing committees: an Audit Committee, a Compensation Committee, an Option Committee and a Corporate Governance and Nominating Committee.

Audit Committee.    The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, consisted of Mr. Brooks, Dr. Cerf, Dr. Miller, Mr. Smith and Ms. Wang at June 30, 2005 and currently consists of Mr. Brooks, Mr. Dougherty, Dr. Miller, Mr. Smith and Ms. Wang, each of whom is “independent” as such term is defined for audit committee members by the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that each of Mr. Smith and Ms. Wang is an “audit committee financial expert” as defined under the rules of the Securities Exchange Commission (the “SEC”). The Audit Committee met 13 times during the fiscal year ended June 30, 2005. The Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, and assisting the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s internal accounting and financial controls, (3) the Company’s compliance with legal and regulatory requirements, and (4) the independent registered public accounting firm’s qualifications, independence and performance. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available at http://www.avanex.com under “Investors — Governance — Committee Charters.”

Compensation Committee.    The Compensation Committee consisted of Mr. Brooks, Mr. Smith and Ms. Wang at June 30, 2005 and currently consists of Dr. Cerf, Mr. Dougherty and Ms. Wang, each of whom is “independent” as defined by the listing standards of the Nasdaq Stock Market. The Compensation Committee met 14 times during the fiscal year ended June 30, 2005. The Compensation Committee is primarily responsible for evaluating and approving the compensation and benefits for the Company’s executive officers, administering the Company’s 1998 Stock Plan and 1999 Employee Stock Purchase Plan and performing such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available at http://www.avanex.com under “Investors — Governance — Committee Charters.”

Option Committee.    The Option Committee currently consists of Dr. Major. The Option Committee is responsible for granting options to purchase Common Stock of the Company, on behalf of the Board of Directors, to employees other than officers and directors, pursuant to guidelines established by the Compensation Committee. The Option Committee fulfilled all of its duties through actions by written consent during the fiscal year ended June 30, 2005. The Option Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available at http://www.avanex.com under “Investors — Governance — Committee Charters.”

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee consisted of Mr. Brooks, Dr. Cerf, Dr. Miller and Ms. Wang at June 30, 2005 and currently consists of Mr. Brooks, Dr. Cerf and Mr. Smith, each of whom is “independent” as defined by the listing standards of the Nasdaq Stock Market. The Corporate Governance and Nominating Committee met four times during the fiscal year ended June 30, 2005. The Corporate Governance and Nominating Committee is responsible for (1) reviewing and making recommendations to the Board of Directors regarding matters concerning corporate governance, (2) reviewing the composition and evaluating the performance of the Board of Directors, (3) recommending persons for election to the Board of Directors and evaluating director compensation, (4) reviewing the composition of committees of the Board of Directors and recommending persons to be members of such committees, (5) reviewing conflicts of interest of members of the Board of Directors and corporate officers and (6) performing such other duties as may from time to time be determined by the Board of Directors. The Corporate Governance and Nominating Committee’s policy is to consider recommendations of candidates for the Board of Directors submitted by the stockholders of the Company. For more information see the discussion in “Corporate Governance Matters” on page 9. The Governance and Nominating Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available at http://www.avanex.com under “Investors — Governance — Committee Charters.”

Director Compensation

Cash Compensation.    Each director receives an annual retainer of $16,000 per year in cash compensation for service on the Board of Directors. In addition, directors receive the following cash compensation for service on committees of the Board of Directors: chair of the Audit Committee, $12,000 per year; chairs of the Compensation Committee and Corporate Governance and Nominating Committee, $8,000 per year; member of the Audit Committee, $6,000 per year; member of the Compensation Committee and Corporate Governance and Nominating Committee, $4,000 per year.

Restricted Stock Grants.    Effective January 1, 2005, each non-employee director is eligible to receive shares of restricted stock for attendance at meetings of the Board of Directors. For each in-person meeting of the Board of Directors that a non-employee director attends, such director receives a number of shares of restricted stock with an aggregate fair market value of $1,500. For each telephonic meeting of the Board of Directors that a non-employee director attends, such director receives a number of shares of restricted stock with an aggregate fair market value of $500. The shares of restricted stock are granted pursuant to the Company’s 1998 Stock Plan once per year at the first regular meeting of the Board of Directors held following the end of the Company’s fiscal year, and the fair market value and aggregate number of the restricted shares is determined at such meeting in accordance with the Company’s 1998 Stock Plan. Non-employee directors who attended meetings of the Board of Directors during the previous fiscal year but who are no longer directors on the date that such restricted stock is granted will not be eligible to receive such grants.

In connection with meetings of the Board of Directors held from January 1, 2005 through June 30, 2005, the Company granted shares of restricted stock to the following non-employee directors in July 2005: Mr. Brooks, 7,000 shares; Dr. Cerf, 3,500 shares; Mr. Dougherty, 2,500 shares; Mr. Smith, 7,000 shares; and Ms. Wang, 7,000 shares. Dr. Miller did not receive a restricted stock grant due to certain policies of his employer, Corning Incorporated.

Option Grants.    Directors are also eligible to receive options to purchase the Company’s Common Stock pursuant to the Company’s 1998 Stock Plan and 1999 Director Option Plan. The 1999 Director Option Plan provides for annual automatic grants of nonstatutory stock options to continuing non-employee directors who beneficially own less than one percent of the voting power represented by the outstanding securities of Avanex. Under the 1999 Director Option Plan, each such director receives a nonstatutory stock option grant of 40,000 shares of the Company’s Common Stock upon his or her initial election to the Board of Directors (an “Initial Grant”). On the date of each annual stockholders’ meeting, each individual who is at the time continuing to serve as a non-employee director meeting the criteria described above is automatically granted an option to purchase 20,000 shares of the Company’s Common Stock (a “Subsequent Grant”). All options automatically granted to directors under the 1999 Director Option Plan have an exercise price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. Each Initial Grant vests and becomes exercisable in four equal annual installments, and each Subsequent Grant vests and becomes exercisable on the first anniversary of the grant date.

During the fiscal year ended June 30, 2005, the Company granted a Subsequent Grant to each of Mr. Brooks, Dr. Cerf, Mr. Smith and Ms. Wang. Each such option had an exercise price of $2.79 per share, which is equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. The Company also granted an Initial Grant to Mr. Dougherty upon his election to the Board of Directors. Mr. Dougherty’s option had an exercise price of $1.28 per share, which is equal to 100% of the fair market value of the Company’s

Common Stock on the date of grant. Dr. Miller did not receive an Initial Grant and did not and will not receive any Subsequent Grants due to certain policies of his employer, Corning Incorporated.

Corporate Governance Matters

Corporate Governance Principles.    Avanex is committed to sound corporate governance. The Board of Directors has adopted Corporate Governance Principles, which are available on at http://www.avanex.com under “Investors — Governance — Corporate Governance Principles.”

Independence of the Board of Directors.    The Board of Directors has determined that, with the exception of Dr. Major, all of its members are “independent directors” as defined in the listing standards of the Nasdaq Stock Market.

Contacting the Board of Directors.    Any stockholder who desires to contact a non-employee director may do so electronically by sending an e-mail to the following address: directorcom@avanex.com. The e-mails are automatically forwarded unfiltered to the Lead Independent Director, who monitors these communications and forwards communication to the appropriate committee of the Board of Directors or non-employee director.

Code of Conduct.    Avanex has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers (including its principal executive officer, principal financial officer and controller) and employees, which is available at http://www.avanex.com under “Investors — Governance — Code of Business Conduct and Ethics.” Avanex will also post on this section of its website any amendment to the Code of Business Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC or the Nasdaq Stock Market.

Executive Sessions.    Avanex’s non-management directors meet in executive sessions, without management present, at least two times per year. The sessions are scheduled and chaired by the Lead Independent Director. Any independent director can request that an executive session be scheduled.

Attendance at Annual Stockholder Meetings by the Board of Directors.    Directors are encouraged, but not required, to attend the annual meeting of stockholders. Dr. Major attended the Company’s 2004 annual meeting of stockholders.

Process for Recommending Candidates for Election to the Board of Directors.    The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Committee to consider recommendations for candidates to the Board of Directors from stockholders. Such recommendations must be received by June 30 of the year in which the recommended candidate will be considered for nomination. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Avanex Corporation, 40919 Encyclopedia Circle, Fremont, California 94538, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the Board of Directors, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve.

The Committee’s general criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board of Directors for selection, as director nominees, are as follows:

•	The Committee regularly reviews the current composition and size of the Board of Directors.

•	The Committee oversees an annual evaluation of the performance of the Board of Directors as a whole and evaluates the performance of individual members of the Board of Directors eligible for reelection at the annual meeting of stockholders.

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for reelection, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such issues as character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Committee may consider appropriate.

•	While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, government or technology, including their understanding of the telecommunications industry and Avanex’s business in particular, (4) have qualifications that will increase the overall effectiveness of the Board of Directors and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	With regard to candidates who are properly recommended by stockholders or by other means, the Committee will review the qualifications of any such candidate, which review may, in the Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Committee deems necessary or proper.

•	In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•	The Committee will apply these same principles when evaluating candidates to the Board of Directors who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

PROPOSAL TWO

APPROVAL OF THE ELIMINATION OF THE FLOOR PRICE LIMITATIONS FROM THE

ANTI-DILUTION PROVISIONS OF EACH OF THE COMPANY’S SENIOR SECURED CONVERTIBLE NOTES AND RELATED WARRANTS TO PURCHASE COMMON STOCK

Introduction

On May 19, 2005, the Company closed a private placement transaction in which it issued Senior Secured Convertible Notes in the aggregate principal amount of $35.0 million (the “Notes”) and related warrants (the “Warrants”) to purchase Common Stock of the Company (the “Transaction”).

The Notes accrue interest at a rate of 8% per annum, subject to adjustment, with accrued interest payable quarterly in arrears in cash. Interest for the first two years was pre-paid at closing. The term of the Notes is three years, and the Notes are convertible into shares of Common Stock at an initial conversion price of $1.21 (the “Conversion Price”). The Conversion Price is subject to broad-based anti-dilution provisions in connection with certain future issuances of securities of the Company, which contain a floor price equal to $1.1375 (the “Floor Price,” which would be eliminated if this Proposal Two is approved), as well as for adjustment for stock splits and the like. At the current Conversion Price, the Notes are convertible into 28,925,620 shares of Common Stock.

The Warrants are exercisable for a term of three years at an exercise price of $1.5125 per share (the “Exercise Price”), subject to broad-based anti-dilution provisions similar to the provisions set forth in the Notes, including a Floor Price equal to $1.1375 (which Floor Price would be elminated if this Proposal Two is approved). The Warrants are currently exercisable for 8,677,689 shares of Common Stock. The terms of the Notes and Warrants are described in greater detail in the section entitled “Terms of the Transaction” below.

In connection with the Transaction, the Company made certain covenants with the holders of the Notes and the Warrants (the “Holders”), including (i) that the Company would seek stockholder approval pursuant to the Nasdaq Marketplace Rules described below to eliminate the Floor Price provisions contained in the Notes and the Warrants, and (ii) in the absence of such stockholder approval, that it would not issue or sell securities of the Company at a per share price less than the Floor Price.

Accordingly, the Company is seeking stockholder approval to eliminate the Floor Price provisions contained in the Notes and the Warrants such that if in the future the Company were to issue or sell, or be deemed to issue or sell, shares of Common Stock at a per share price less than the Conversion Price (in the case of the Notes) or the Exercise Price (in the case of the Warrants), the Conversion Price or the Exercise Price would be adjusted pursuant to the anti-dilution provisions of the Notes and the Warrants to a per share price that is less than the Floor Price. This would result in the Company issuing a greater number of shares of its Common Stock upon conversion of the Notes or exercise of the Warrants. In the event that this Proposal Two is not approved by the stockholders, the Company may be limited in its ability to obtain future financing in that it could not issue or sell securities of the Company at a per share price less than the Floor Price.

Why the Company Needs Stockholder Approval

The Company is seeking stockholder approval to eliminate the Floor Price provisions contained in the Notes and the Warrants in order to comply with the Nasdaq Marketplace rules and to fulfill a covenant made as a condition to consummating the Transaction.

Nasdaq Marketplace Rules.    Rule 4350(i) of the Nasdaq Marketplace Rules requires stockholder approval for the issuance of securities other than in a public offering at a price per share less than the greater of the book or market value of a company’s stock, where the amount of securities being issued represents 20% or more of an issuer’s outstanding listed securities or 20% or more of the voting power outstanding before the issuance.

Avanex is subject to the Nasdaq Marketplace Rules rules because its Common Stock is listed on the Nasdaq National Market. The issuance of the Notes and the Warrants in the Transaction did not require stockholder approval under Rule 4350(i). The Company is seeking stockholder approval pursuant to Rule 4350(i) so that, if stockholder approval is obtained, it may eliminate the Floor Price provisions contained in the Notes and the Warrants. Stockholder approval to eliminate the Floor Price is necessary because if, following a dilutive event, the Conversion Price of the Notes or the Exercise Price of the Warrants were adjusted below the Floor Price, then, as described in more detail below:

•	the price at which such Common Stock would be issued upon conversion of the Notes or exercise of the Warrants would be below the market price of the Common Stock as of the closing of the Transaction; and

•	the number of shares of Common Stock issued upon conversion of the Notes or exercise of the Warrants could be in excess of 20% of the outstanding shares or in excess of 20% of the voting power as of the closing of the Transaction.

Covenant of the Transaction.    In addition, as a condition to consummating the Transaction, the Company agreed to seek stockholder approval to eliminate the Floor Price provisions contained in the Notes and the Warrants by October 29, 2005. If stockholder approval is not obtained on or prior to that deadline, the Company is obligated to seek stockholder approval during each twelve month period thereafter until such stockholder approval is obtained. If at any meeting of stockholders the Board of Directors of the Company does not recommend such stockholder approval and such stockholder approval is not obtained, the Company is obligated to seek stockholder approval during each calendar quarter thereafter until such stockholder approval is obtained.

Terms of the Transaction

General.    On May 16, 2005, Avanex entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Holders for the private placement of the Notes in the principal amount of $35.0 million and the issuance of the related Warrants. In connection with the Transaction, Avanex entered into a Registration Rights Agreement with the Holders. The Transaction closed, and the Notes and Warrants were issued, on May 19, 2005. At the closing, Avanex and certain wholly owned subsidiaries of Avanex entered into a Pledge Agreement and a Security Agreement with a collateral agent, and certain wholly owned subsidiaries of Avanex executed a Guaranty in favor of the collateral agent. Pursuant to the Purchase Agreement, the Company made certain covenants with the Holders, including: (i) the Company would seek stockholder approval pursuant to the Nasdaq Marketplace Rules described below to eliminate the Floor Price provisions contained in the Notes and the Warrants, (ii) in the absence of such stockholder approval, that it would not issue or sell securities of the Company at a per share price less than the Floor Price and (iii) the Company would not amend the voting provisions of the Stockholders’ Agreement between Avanex Corporation, Alcatel and Corning Incorporated, dated as of July 31, 2003, without the prior express written consent of the Holders.

Notes.    The Notes accrue interest at a rate of 8% per annum, subject to adjustment, with accrued interest payable quarterly in arrears in cash. Interest for the first two years was pre-paid on the closing date of the Transaction. The term of the Notes is three years, and the Notes are convertible into shares of common stock of Avanex at the Conversion Price of $1.21, subject to broad-based anti-dilution provisions described below. At the current Conversion Price, the Notes are convertible into 28,925,620 shares of Common Stock.

Subject to certain conditions, at any time after May 19, 2007, Avanex may convert all of the outstanding Notes into Common Stock if the weighted average price of the Common Stock equals or exceeds 175% of the then current Conversion Price for a specified period.

Upon a change of control (as defined in the Notes), the Holders may require Avanex to repurchase some or all of their Notes at a price in cash equal to the greater of (i) the product of (x) the change of control premium, (y) the conversion amount being redeemed and (z) the quotient determined by dividing (a) the closing sale price of the Common Stock immediately following the public announcement of such proposed change of control by (b) the conversion price and (ii) the product of (x) the change of control premium and (y) the conversion amount being redeemed (as such terms are defined in the Notes).

An event of default will occur under the Notes for a number of reasons, including Avanex’s failure to pay when due any principal, interest or late charges on the Notes, certain defaults on Avanex’s indebtedness, certain events of bankruptcy and Avanex’s breach or failure to perform in respect of representations and obligations under the Notes.

Upon the occurrence of an event of default, Avanex’s obligations under the Notes may become due and payable in accordance with the terms thereof at a price equal to the greater of (i) the product of (x) the conversion amount to be redeemed and (y) the redemption premium and (ii) the product of (x) the conversion rate with respect to such conversion amount in effect at such time as the holder delivers an event of default redemption notice and (b) the closing sale price of the Common Stock on the date immediately preceding such event of default (as such terms are defined in the Notes).

Warrants.    In connection with the issuance of the Notes, Avanex issued Warrants to the Holders that are currently exercisable for an aggregate of 8,677,689 shares of Common Stock. The Warrants are exercisable for a term of 3 years at an exercise price of $1.5125 per share, subject to broad-based anti-dilution provisions similar to the provisions set forth in the Notes and described below.

Registration Rights.    In connection with the Transaction, Avanex entered into a Registration Rights Agreement with the Holders pursuant to which it agreed to file with the SEC a registration statement to register for resale a number of shares of Common Stock equal to 120% of the Common Stock initially issuable upon conversion of the Notes and 120% of the common stock initially issuable upon exercise of the Warrants. On June 17, 2005, Avanex filed with the SEC a registration statement on Form S-3 covering the resale of 45,123,971 shares. Avanex also agreed to bear the reasonable expenses of registration, except underwriting discounts and commissions (if any). Avanex agreed to keep the registration statement effective for specified periods. If Avanex fails to fulfill these and other obligations, it will pay certain penalties until it fulfills these obligations. Avanex has also authorized and reserved a sufficient number of shares of Common Stock for issuance in connection with the transaction.

Security Agreements.    Avanex’s obligations under the Notes are secured by substantially all of the assets of Avanex, substantially all of the assets of the domestic subsidiaries of Avanex, and a pledge of 65% of the capital stock of the non-U.S. subsidiaries of Avanex. In addition, Avanex’s obligations under the Notes are guaranteed by its domestic subsidiaries.

Anti-dilution Provisions of the Notes and the Warrants.    If the Company issues or sells, or pursuant to the Notes and Warrants is deemed to have issued or sold, any shares of Common Stock (excluding certain issuances or sales described below) for a price per share less than the Conversion Price (in the case of the Notes) or the Exercise Price (in the case of the Warrants) in effect immediately prior to such issue or sale (a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price or the Exercise Price (or both) then in effect shall be reduced to an amount equal to the product of (A) the Conversion Price or the Exercise Price, respectively, in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price or the Exercise Price, respectively, in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock deemed outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price or the Exercise Price, respectively, in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock deemed outstanding immediately after such Dilutive Issuance.

In addition, in the case of the Warrants, upon an adjustment of the Exercise Price as described above, the number of shares of Common Stock received upon exercise of the Warrants shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of number of shares of Common Stock acquirable upon exercise of the Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

The anti-dilution provisions above do not apply to certain “excluded securities,” including securities issued in connection with employee benefit plans, upon conversion of the Notes or the exercise of the Warrants, pursuant to certain underwritten public offerings, pursuant to certain acquisitions by the Company, or in respect of subdivisions, stock dividends or capital reorganizations affecting the Common Stock.

Currently, the anti-dilution adjustments described above are subject to the Floor Price such that if a Dilutive Issuance were to occur, the Conversion Price and Exercise Price could not be reduced to a price lower than the Floor Price. If the stockholders approve this Proposal Two, the Floor Price would be eliminated for both the Notes and the Warrants such that the Conversion Price and Exercise Price could be reduced to a price lower than the Floor Price.

Further Information.    The terms of the Transaction and the Notes, Warrants and other Transaction documents are complex and only briefly summarized above. For further information on the Transaction and the rights of the Holders, please refer to the descriptions contained in the Current Reports on Form 8-K filed with the SEC on May 17, 2005 and May 25, 2005 and the transaction documents filed as exhibits to such reports. The terms of the Common Stock are set forth in Avanex’s Amended and Restated Certificate of Incorporation filed with the Quarterly Report on Form 10-Q filed with the SEC on May 16, 2000.

Effect of the Elimination of the Floor Price on Current Stockholders

The total number of shares of Common Stock currently issuable upon conversion of the Notes and exercise of the Warrants in full is 37,603,309, representing approximately 20.6% of the shares of Common Stock outstanding immediately following the Transaction (assuming such conversion and exercise). As discussed earlier, in the event that a future dilutive event were to occur, the Conversion Price of the Notes and the Exercise Price of the Warrants could be adjusted, but currently not below the Floor Price. This would result in some dilution to the stockholders of the Company upon a future conversion of the Notes or exercise of the Warrants by the Holders. If this Proposal Two is adopted, and a future dilutive event were to occur, the Conversion Price of the Notes and the Exercise Price of the Warrants could be adjusted below the Floor Price. As a result, the issuance of shares upon a future conversion of the Notes or exercise of the Warrants by the Holders could potentially result in significantly greater dilution to the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Reasons for the Board of Directors’ Recommendation

The Board of Directors believes that approval of the proposal is in the best interests of the Company and its stockholders for the following reasons, among others:

•	the Company will satisfy a covenant that it made with the Holders that was a condition to consummating the Transaction;

•	the Company would have increased flexibility with respect to future financing needs in that it would be able, if necessary, to issue or sell securities of the Company at a per share price less than the Floor Price; and

•	the Company would not be required to spend additional time and expense to seek such stockholder approval in the future.

PROPOSAL THREE

APPROVAL OF

THE 1998 STOCK PLAN

Introduction

The Company is asking stockholders to approve the adoption of the Company’s amended and restated 1998 Stock Plan (the “1998 Plan”) so that it can use the 1998 Plan to achieve the Company’s goals and also receive a federal income tax deduction under Section 162(m) of the Internal Revenue Code for certain compensation paid under the 1998 Plan. The Board of Directors approved the amendment and restatement of the 1998 Plan in September 2005, subject to stockholder approval at the Annual Meeting. The primary purpose of the September 2005 amendment and restatement is to allow the 1998 Plan to qualify for purposes of Section 162(m); the Company is not proposing to amend the 1998 Plan in any other material respect. If stockholders approve the amended and restated 1998 Plan, it will replace the current version of the 1998 Plan. Otherwise, the current version of the 1998 Plan will remain in effect. In addition, in July 2005, prior to the adoption of the amended and restated 1998 Plan by the Board of Directors, the Board of Directors approved an amendment to the 1998 Plan to allow the Company to grant restricted stock units; this authority will remain in effect even if the stockholders do not approve the amended and restated 1998 Plan. Avanex’s named executive officers and directors have an interest in this Proposal Three by virtue of their being eligible to receive equity awards under the 1998 Plan. The full text of the amended and restated 1998 Plan is attached hereto as Appendix A.

This Proposal Three allows the Company the potential to take tax deductions associated with executive compensation, of which stock option gains are a significant component. Awards granted under the amended and restated 1998 Stock Plan may be designed to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. Pursuant to Section 162(m), the Company generally may not deduct for federal income tax purposes compensation paid to Avanex’s Chief Executive Officer or the four other highest paid executive officers to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, the Company may deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. For the awards granted under the amended and restated 1998 Stock Plan to qualify as “performance-based” compensation under Section 162(m), among other things, the stockholders must approve the material terms of the amended and restated 1998 Stock Plan at this Annual Meeting.

A favorable vote for this Proposal Three will allow Avanex to continue to have the ability to deduct executive compensation in excess of $1 million and provide Avanex with potentially significant future tax benefits and associated cash flows. An unfavorable vote for this Proposal Three would disallow any future tax deductions for executive compensation in excess of $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers pursuant to the amended and restated 1998 Stock Plan. The Company is not proposing to amend the 1998 Plan in any other material respect.

Avanex strongly believes that the approval of the 1998 Plan is essential to its continued success. The Board of Directors and management believe that equity awards motivate high levels of performance, align the interests of employees and stockholders by giving employees the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing employee contributions to the success of the Company. The Board of Directors and management believe that equity awards are of great value in recruiting and retaining personnel who help the Company meet its goals, as well as rewarding and encouraging current employees. The Board of Directors and management believe that the ability to grant equity awards will be important to the future success of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Shares Available for Issuance Under the 1998 Plan

Shares under the 1998 Plan may be authorized but unissued, or reacquired shares. The maximum aggregate number of shares of Common Stock (“Shares”) that may be optioned and sold under the 1998 Plan is 29,550,000. In addition, the 1998 Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each Company fiscal year, beginning in 2000, equal to the least of:

•	6,000,000 shares;

•	4.9% of the outstanding shares of Common Stock on the first day of the fiscal year; and

•	such lesser amount as the Board of Directors may determine.

If an award under the 1998 Plan expires or becomes unexercisable without having been exercised in full, surrendered pursuant to an option exchange program or, with respect to restricted stock or restricted stock units is forfeited back to or repurchased by the Company, the unpurchased shares subject to such awards generally will be returned to the available pool of shares reserved for issuance under the 1998 Plan. Shares that have actually been issued under the 1998 Plan will not be returned to the 1998 Plan and will not be available for future distribution under the 1998 Plan. However, shares of unvested restricted stock and restricted stock units that Avanex reacquires will become available for future grant under the 1998 Plan. Also, if the Company experiences any stock split, reverse stock split, stock dividend spin-off, combination or reclassification of the common stock other or other increase or decrease in the number of issued Shares effected without receipt of consideration, a proportional adjustment will be made to the number of Shares available for issuance under the 1998 Plan, the number and price of Shares subject to outstanding Awards and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

As of September 15, 2005, options to purchase [            ] Shares were outstanding, and [            ] Shares were available for future grant under the 1998 Plan. No stock purchase rights or restricted stock units were outstanding.

Summary of the Plan

The following paragraphs provide a summary of the principal features of the 1998 Plan and its operation. The Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to the 1998 Plan.

Background and Purpose of the 1998 Plan.    The 1998 Plan permits the grant of stock options, stock purchase rights and restricted stock units (each individually, an “Award”). The 1998 Plan is intended to attract and retain the best available personnel for positions of substantial responsibility, including (1) employees of the Company and any parent or subsidiary, (2) consultants who provide services to the Company and any parent or subsidiary, and (3) directors of the Company. The 1998 Plan also is designed to provide additional incentive to these services providers, to promote the success of the Company’s business and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

Administration of the 1998 Plan.    A committee (the “Committee”) of the Board of Directors administers the 1998 Plan. The Committee generally will be the Compensation Committee, which consists of two or more directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) (so that the Company is entitled to a federal tax deduction for certain compensation paid under the 1998 Plan). Notwithstanding the foregoing, the Board of Directors may itself administer the 1998 Plan or appoint one or more committees to administer the 1998 Plan with respect to different groups of service providers. For instance, the Option Committee is responsible for granting options to purchase Common Stock, on behalf of the Board of Directors, to employees other than officers and directors, pursuant to guidelines established by the Compensation Committee. The Board of Directors, the Compensation Committee, the Option Committee or such other committee administering the 1998 Plan is referred to herein as the “Administrator.”

Subject to the terms of the 1998 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), interpret the provisions of the 1998 Plan and outstanding Awards and reprice Awards or exchange stock options for other stock options.

Eligibility to Receive Awards.    The Administrator selects the employees, consultants, and directors who will be granted Awards under the 1998 Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Administrator has the discretion to select the participants.

Stock Options.    A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the 1998 Plan, the Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Administrator will determine the number of Shares covered by each option, but during any fiscal year of the Company, no participant may be granted options covering more than 1,500,000 Shares, except that options covering an additional 4,500,000 Shares may be granted to a participant in connection with his or her initial service.

The exercise price of the Shares subject to each option is set by the Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

Options issued under the 1998 Plan become exercisable at the times and on the terms established by the Administrator. The Administrator also establishes the time at which options expire, but the expiration of an incentive stock option may not be later than ten years after the grant date (such term to be limited to 5 years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of parent or subsidiary of the Company).

The exercise price of each option must be paid in full at the time of exercise. The exercise price may be paid in any form as determined by the Administrator, including, but not limited to, cash, check, surrender of Shares that have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercise, consideration received pursuant to a cashless exercise program, promissory note, through a reduction in the amount of Company liability to the participant, or other legal methods of consideration.

If a participant’s service relationship terminates for any reason (excluding death or disability), then the participant may exercise the option within a period of time as determined by the Administrator and specified in the Award agreement to the extent that the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award). In the absence of a specified time set forth in the Award agreement, the option will remain exercisable for three months following the termination of the participant’s service relationship. If a participant’s service relationship terminates due to the participant’s disability or death, the participant (or his or her estate or beneficiary) may exercise the option within a period of time as determined by the Administrator and specified in the Award agreement to the extent the Award was vested on the date of termination of the service relationship (but in no event later than the expiration of the term of such Award). In the absence of a specified time in the Award agreement, the option will remain exercisable for the twelve months following the termination of the participant’s service due to disability or death.

Stock Purchase Rights.    Awards of stock purchase rights are rights to acquire or purchase Shares. Often, the Shares acquired or purchased will be considered restricted stock, which is Common Stock that vests in accordance with terms and conditions established by the Administrator. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the 1998 Plan and/or cash awards made outside of the 1998 Plan.

Unless the Administrator determines otherwise, the award agreement will grant the Company a repurchase option exercisable upon the termination of the participant’s service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement generally will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The Administrator may impose whatever conditions to vesting it determines to be appropriate. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional or individual goals, which may include continued employment or service, applicable federal or state securities or any other basis determined by the Administrator. If the Administrator desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information). The Administrator will determine the number of Shares subject to stock purchase rights granted to any employee, consultant or director, but during any fiscal year of the Company, no participant may be granted stock purchase rights covering more than 750,000 Shares in the aggregate, except that the participant may receive stock purchase rights covering up to an additional 2,250,000 Shares in connection with his or her initial employment.

Restricted Stock Units.    Restricted stock units are Awards that are paid in installments. The Administrator determines the terms and conditions of restricted stock units. Awards of restricted stock units are Shares that vest in accordance with terms and conditions established by the Administrator. The Administrator determines the number of restricted stock units granted to any employee, consultant or director, but during any fiscal year of the Company, no participant may be granted more than 750,000 Shares in the aggregate, except that the participant may receive such Awards covering up to an additional 2,250,000 Shares in connection with his or her initial employment.

In determining whether an Award of restricted stock units should be made, and/or the vesting schedule for any such Award, the Administrator may impose whatever conditions to vesting it determines to be appropriate. The number of restricted stock units paid out to the participant will depend on the extent to which the vesting criteria are met. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional or individual goals, which may include continued employment or service, applicable federal or state securities or any other basis determined by the Administrator. Notwithstanding the foregoing, if the Administrator desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information).

Upon satisfying the applicable vesting criteria, the participant shall be entitled to the payout specified in the Award agreement. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the Administrator may reduce or waive any vesting criteria that must be met to receive a payout. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, Shares, or a combination thereof. Shares represented by restricted stock units that are fully paid in cash will again be available for grant under the Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company.

Performance Goals.    Under Section 162(m) of the Code, the annual compensation paid to Avanex’s Chief Executive Officer and to each of the other four most highly compensated executive officers may not be deductible to the extent it exceeds $1 million. However, Avanex is able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the amended and restated 1998 Plan, setting limits on the number of awards that any individual may receive and, for awards other than options, establishing performance criteria that must be met before the award actually will vest or be paid.

We have designed the amended and restated 1998 Plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the Administrator (in its discretion) may make performance goals applicable to a participant with respect to an award. At the Administrator’s discretion, one or more of the following performance goals may apply (all of which are defined in the Plan): (a) annual revenue, (b) cash position, (c) earnings per share, (d) individual performance objectives, (e) marketing and sales expenses as a percentage of sales, (f) net income as a percentage of sales, (g) net income, (h) operating cash flow, (i) operating income, (j) return on assets, (k) return on equity, (l) return on sales, and (m) total shareholder return. The Performance Goals may differ from Participant to Participant and from Award to Award.

Any criteria used may be measured, as applicable (1) in absolute terms, (2) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (3) on a per-share basis, (4) against the performance of the Company as a whole or a business unit of the Company, and/or (5) on a pre-tax or after-tax basis. the Administrator shall determine whether any significant elements shall be included in or excluded from the calculation of any performance goal. The Administrator also will adjust any evaluation of performance under a performance goal to exclude (i) any extraordinary non-recurring items, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results.

Merger or Change in Control.    In the event of a merger “change in control” of the Company, the successor corporation will either assume or provide a substitute award for each outstanding Award. In the event the successor corporation refuses to assume or provide a substitute award, the Award will immediately vest and become exercisable as to all of the Shares subject to such Award, or, if applicable, the Award will be deemed fully earned and will be paid out prior to the merger or change in control. In addition, if an option or stock purchase right has become fully vested and exercisable in lieu of assumption or substitution, Avanex will provide at least 15 days’ notice that the option or stock purchase right will immediately vest and become exercisable as to all of the Shares subject to such Award and all outstanding options and stock purchase rights will terminate upon the expiration of such notice period.

Awards to be Granted to Certain Individuals and Groups.    The number of Awards (if any) that an employee, consultant, or director may receive under the 1998 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Avanex’s executive officers and directors have an interest in this proposal because they are eligible to receive Awards under the 1998 Plan. To date, stock options and stock purchase rights have been granted under existing Company equity plans. The following table sets forth for each of the Company’s current executive officers and directors (a) the total number of Shares subject to options granted during the last fiscal year and (b) the average per Share exercise price of such options. No stock purchase rights were granted during the last fiscal year.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price ($)
Jo S. Major, Jr.	1,350,000	$2.03
Todd Brooks	20,000	2.75
Vinton Cerf	20,000	2.75
Greg Dougherty	40,000	1.28
Joseph A. Miller, Jr.	—	—
Joel A. Smith III	20,000	2.75
Susan Wang	20,000	2.75
Giovanni Barbarossa	274,984	2.32
Yves Le Maitre	320,000	1.03
Paul Negus	246,383	2.28
Jaime Reloj	238,435	2.27
Richard C. Yonker	350,000	1.19

All executive officers, as a group (6 persons)	2,779,802	1.88
All directors who are not executive officers, as a group (6 persons)	120,000	2.26
All employees who are not executive officers, as a group	4,666,148	2.17

Limited Transferability of Awards.    Awards granted under the 1998 Plan generally may not be sold, transferred, pledged, assigned, hypothecated or disposed of in any manner other than by will or by the applicable laws of descent and distribution and may be exercised during the lifetime of the participant, only by the participant. Notwithstanding the foregoing, the Administrator may permit an individual to transfer an Award. Any transfer shall be made in accordance with procedures established by the Administrator.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 1998 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.    No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

Incentive Stock Options.    No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be capital gain or loss.

Stock Purchase Rights and Restricted Stock Units.    A participant will not have taxable income upon grant of stock purchase rights (i.e., restricted stock) or restricted stock units unless he or she elects to be taxed at that time. Instead, he or she generally will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares or cash received minus any amount paid for the Shares. However, the recipient of a restricted stock award may elect, through a filing with the Internal Revenue Service, to recognize income at the time he or she receives the award in an amount equal to the fair market value of the Shares underlying the award (less any cash paid for the Shares) on the date the award is granted.

Tax Effect for the Company.    The Company generally will be entitled to a tax deduction in connection with an Award under the 1998 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). As discussed above, special rules limit the deductibility of compensation paid to the Chief Executive Officer and to each of the four most highly compensated executive officers. However, the 1998 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based compensation under Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination of the Plan

The Board generally may amend, alter, suspend or terminate the 1998 Plan at any time and for any reason. However, no amendment, alteration, suspension, or termination may impair the rights of any participant in the 1998 Plan without his or her consent. . Amendments will be contingent on stockholder approval if required by applicable law. Unless terminated earlier by the Board, the 1998 Plan will continue in effect until ten (10) years following the date of the stockholder’s original approval of the 1998 Plan.

Conclusion

Avanex believes strongly that the approval of the amended and restated 1998 Plan is essential to its continued success. Awards such as those provided under the amended and restated 1998 Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to the Company’s success. Avanex’s employees are its most valuable asset. Avanex strongly believes that the amended and restated 1998 Plan is essential to compete for talent in the difficult labor markets in which it operates.

In addition, stockholder ratification of the proposed amended 1998 Plan will allow the Company to deduct certain executive compensation in excess of $1,000,000 in a taxable year, and provide the Company with potentially significant future tax benefits and associated cash flows. In the event the proposed amended 1998 Plan is not ratified by the stockholders, the Company would be disallowed from taking certain future tax deductions for such executive compensation paid in connection with the 1998 Plan that results in compensation to certain executive officers in excess of $1,000,000 in a taxable year.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as its independent registered public accounting firm to audit the consolidated financial statements of the Company for fiscal year 2006. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of Avanex and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may reconsider its selection.

Deloitte & Touche LLP has audited the Company’s financial statements since December 2004. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP and Deloitte & Touche LLP for fiscal years 2004 and 2005.

	Fiscal Year
	2004	2005
Audit Fees(1)	$947,000	$
Audit-Related Fees(2)	110,000
Tax Fees(3)	313,000
All Other Fees(4)	47,000
Total	$1,417,000	$

(1)	Consists of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal year ended June 30, 2004, for statutory audits, for the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and for SEC filings for those years.

(2)	Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under “Audit Fees” above.

(3)	Consists of fees for tax compliance, tax advice, and tax planning.

(4)	Consists of assistance with documentation pertaining to internal controls over financial reporting.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chairman of the Audit Committee the authority to approve all audit and permissible non-audit services.

Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of an independent registered public accounting firm was approved in advance by the Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

Change in Independent Public Accountants

On September 17, 2004, Ernst & Young LLP, the independent registered public accounting firm engaged to audit Avanex’s consolidated financial statements, resigned effective upon the earlier of the filing date of, or the due date for, Avanex’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2004. Ernst & Young LLP’s resignation became effective on November 9, 2004. The Audit Committee of the Board of Directors did not recommend, nor was it asked to approve, Ernst & Young LLP’s resignation. The reports of Ernst & Young LLP on Avanex’s consolidated financial statements for the years ended June 30, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of Avanex’s consolidated financial statements for the years ended June 30, 2003 and 2004, and during the subsequent interim period, there were no disagreements between Avanex and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in its report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K during the years ended June 30, 2003 and 2004, or during the subsequent interim period. Ernst & Young LLP furnished letters to the SEC stating its agreement with certain statements made in Avanex’s Current Report on Form 8-K filed with the SEC on September 23, 2004 and November 15, 2004, which statements are not materially different than the statements made herein. Ernst & Young LLP’s letters are filed as exhibits to such Current Reports on Form 8-K.

On December 8, 2004, the Audit Committee of the Board of Directors engaged Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm. During the Company’s two fiscal years and the subsequent interim period prior to the Company’s engagement of Deloitte & Touche LLP, the Company did not consult with Deloitte & Touche LLP regarding any matters or reportable events described in paragraphs (a)(2)(i) or (a)(2)(ii) of Item 304 of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Avanex’s Common Stock, as of September 15, 2005, for the following: (1) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock; (2) each of the Company’s non-employee directors; (3) each of the executive officers named in the Summary Compensation Table; and (4) all directors and executive officers of the Company as a group.

Name	Common Stock Beneficially Owned(1)	Percentage Beneficially Owned(2)
Alcatel 54, rue la Boétie 75008 Paris France	35,369,834
HBK Investments L.P.(3) 300 Crescent Ct., Suite 700 Dallas, Texas 75201	15,915,204
Corning Incorporated(4) One Riverfront Plaza Corning, New York 14831-0001	10,737,272
Kings Road Investments Ltd.(5) c/o Polygon Investment Partners LLP 10 Duke of York Square London X0 SW3 4LY	10,743,802
Jo S. Major, Jr.(6)	496,666
Todd Brooks(7)	177,749
Vinton Cerf(8)	118,292
Greg Dougherty	2,500
Joseph A. Miller, Jr.(9)	10,737,272
Joel A. Smith III(10)	130,700
Susan Wang(11)	57,000
Walter Alessandrini(12)	3,438,448
Giovanni Barbarossa(13)	1,511,868
Philippe Bregi	—
W. Brian Kinard	99
Paul Negus(14)	579,091
Jaime Reloj(15)	735,934
Adriano Zuccala(16)	350,000

All directors and executive officers as a group (12 persons)(17)	14,547,072

*	Less than one percent of the outstanding Common Stock.

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of Common Stock that the individual has the right to acquire within 60 days of September 15, 2005, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)	The total number of shares of Common Stock outstanding as of September 15, 2005 was [ ].

(3)

As indicated in the Schedule 13G filed by HBK Investments L.P. pursuant to the Exchange Act on May 19, 2005. Consists of 170,000 shares of Common Stock owned by HBK Master Fund L.P. and 15,745,204 shares of Common Stock currently issuable upon exercise of a warrant to purchase 3,719,009 shares of

Common Stock and/or conversion of a senior secured convertible note due 2008 in the principal amount of $15,000,000 owned by Steelhead Investments Ltd. HBK Investments L.P. (“Investments”) has sole voting and dispositive power over such securities pursuant to an Investment Management Agreement with HBK Master Fund L.P. and Steelhead Investments Ltd. (collectively, the “Funds”). Additionally, the following entities and individuals may be deemed to have control over HBK Investments L.P.: HBK Partners II L.P., HBK Management L.L.C., Kenneth M. Hirsh, Laurence H. Lebowitz, William E. Rose, David C. Haley and Jamiel A. Akhtar. Each of these entities and individuals and the Funds disclaim beneficial ownership of such securities.

(4)	As indicated in the Schedule 13D filed by Corning Incorporated pursuant to the Exchange Act on September 8, 2005.

(5)	As indicated in the Schedule 13G filed by Kings Road Investments Ltd. (“KRIL”) pursuant to the Exchange Act on May 16, 2005. Consists of 10,743,802 shares of Common Stock currently issuable upon exercise of a warrant to purchase 2,479,339 shares of Common Stock and/or conversion of a senior secured convertible note due 2008 in the principal amount of $10,000,000 owned by KRIL. KRIL is a wholly-owned subsidiary of Polygon Global Opportunities Master Fund (the “Master Fund”). Polygon Investments Ltd., Polygon Investment Management Limited, Polygon Investment Partners LLP, Polygon Investment Partners LP, Polygon Investment Partners GP, LLC (the “Affiliated Polygon Entities”), have voting and depository control over securities owned by KRIL and the Master Fund. Reade Griffith, Alexander Jackson and Paddy Dear control the Affiliated Polygon Entities.

(6)	Represents 5,000 shares held by Dr. Major and 491,666 shares issuable pursuant to options exercisable within 60 days of September 15, 2005.

(7)	Represents 65,249 shares held by Mr. Brooks and 112,500 shares issuable pursuant to options exercisable within 60 days of September 15, 2005.

(8)	Represents 5,792 shares held by Dr. Cerf and 112,500 shares issuable pursuant to options exercisable within 60 days of September 15, 2005.

(9)	Represents 10,737,272 shares held by Corning Incorporated. Dr. Miller is Senior Vice President and Chief Technology Officer of Corning Incorporated. Dr. Miller disclaims beneficial ownership of the shares held by Corning Incorporated.

(10)	Represents 57,000 shares held by Mr. Smith individually, 1,200 shares held by his spouse and 72,500 shares issuable pursuant to options exercisable within 60 days of September 15, 2005.

(11)	Represents 7,000 shares held by Ms. Wang and 50,000 shares issuable pursuant to options exercisable within 60 days of September 15, 2005.

(12)	Represents 3,088,688 shares held by the Alessandrini Family Trust dtd 7/20/00, of which Dr. Alessandrini is a trustee and over which he shares voting and dispositive power, 116,586 shares held by the C.J. Alessandrini Trust dtd 11/22/99, of which Dr. Alessandrini is a trustee and over which he shares voting and dispositive power, 116,587 shares held by the E.F. Alessandrini Trust dtd 11/22/99, of which Dr. Alessandrini is a trustee and over which he shares voting and dispositive power and 116,587 shares held by the V. Alessandrini Trust dtd 11/22/99, of which Dr. Alessandrini is a trustee and over which he shares voting and dispositive power.

(13)	Represents 728 shares held by Mr. Barbarossa and 1,511,140 shares issuable pursuant to options exercisable within 60 days of September 15, 2005.

(14)	Represents 579,091 shares issuable pursuant to options held by Mr. Negus exercisable within 60 days of September 15, 2005.

(15)	Represents 735,934 shares issuable pursuant to options held by Mr. Reloj exercisable within 60 days of September 15, 2005.

(16)	Represents 350,000 shares issuable pursuant to options held by Mr. Zuccala exercisable within 60 days of September 15, 2005.

(17)	Includes 3,655,331 shares issuable upon the exercise of options exercisable within 60 days of September 15, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (“SEC”). Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended June 30, 2005, the Company believes that its executive officers, directors and 10% Stockholders have complied with all Section 16(a) filing requirements applicable to them, except that the following persons each filed the following number of late Forms 4: Walter Alessandrini (1), Giovanni Barbarossa (2), Greg Dougherty (1), Anthony Florence (1), Douglas Hall (1), Roger Hajjar (1), W. Brian Kinard (1), Jo S. Major, Jr. (3), Syrus Madavi (2), Paul Negus (2), David Parker (1), Jaime Reloj (2), Linda Reddick (1), Mark Weinswig (1) and Adriano Zuccala (1). In addition, Dr. Major filed one late Form 5.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee is currently composed of Dr. Cerf, Mr. Dougherty and Ms. Wang. No interlocking relationship exists between any member of the Company’s Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 30, 2005 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	19,650,917	(2)	$5.08	11,603,527	(3)
Equity compensation plans not approved by security holders	—		—	—

Total	19,650,917		$5.08	11,603,527

(1)	The Company’s 1998 Stock Plan provides that on July 1, the first day of the Company’s fiscal year, the number of shares authorized under the plan shall be increased by the lesser of (i) 6,000,000 shares, (ii) 4.9% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors. The Company’s 1999 Director Option Plan provides that on July 1, the first day of the Company’s fiscal year, the number of shares authorized under the plan shall be increased by the lesser of (i) 150,000 shares, (ii) 1/4 of 1% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors. The Company’s 1999 Employee Stock Purchase Plan provides that on July 1, the first day of the Company’s fiscal year, the number of shares authorized under the plan shall be increased by the lesser of (i) 750,000 shares, (ii) 1% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors.

(2)	This amount includes outstanding options to purchase 72,484 shares that were assumed in connection with previous mergers and acquisitions.

(3)	This amount includes 1,869,058 shares available for future issuance under the Company’s 1999 Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation received by the two individuals who served as Chief Executive Officer and each of the six most highly compensated executive officers during the last fiscal year for services rendered to the Company in all capacities for the three years ended June 30, 2005 (the “Named Executive Officers”):

								Long-Term Compensation
		Annual Compensation				Other Annual Compen- sation ($)		Securities Underlying Options/SARs (#)		All Other Compen- sation ($)
Name and Principal Position	Year	Salary ($)		Bonus ($)
Jo S. Major, Jr.(1) President, Chief Executive Officer and Chairman of the Board of Directors	2005 2004 2003	293,462 — —		100,000 — —		— — —		1,350,000 — —		325 — —	(2)

Walter Alessandrini(3) Former President, Chief Executive Officer and Chairman of the Board of Directors	2005 2004 2003	138,750 322,115 162,308		— 250,000 —		— — —		171,636 700,000 —	(4)	14,635 1,600 —	(5) (2)

Giovanni Barbarossa Chief Technology Officer and Vice President, Product Development	2005 2004 2003	260,000 258,846 248,942		— 25,000 25,000		— — —		274,984 400,000 200,000		384 375 —	(2) (2)

Philippe Bregi(6) Former Vice President, Avanex Nozay	2005 2004 2003	59,578 186,414 —	(7)	— 7,811 —		— — —		— — —		1,036,230 — —	(8)

W. Brian Kinard(9) Former Chief Governance Officer, General Counsel, Vice President, Legal Affairs	2005 2004 2003	229,877 23,692 —		— — —		— — —		25,000 150,000 —		36,384 44 —	(10) (2)

Paul Negus Vice President, Operations	2005 2004 2003	225,000 220,673 140,250		— — —		— — —		246,383 250,000 190,000		730 558 404	(2) (2) (2)

Jaime Reloj Vice President, Sales	2005 2004 2003	216,000 198,846 187,327		182,294 62,894 100,375	(11) (12) (13)	— — 2,500	(14)	238,435 250,000 255,000		346 331 —	(2) (2)

Adriano Zuccala(15) Vice President, Active Components	2005 2004 2003	332,962 300,618 —		— — —		4,727 4,940 —	(16) (16)	250,000 100,000 —		2,107 2,593 —	(2) (2)

(1)	Dr. Major was appointed President and Chief Executive Officer by the Board of Directors in August 2004. Dr. Major became Chairman of the Board of Directors in April 2005.

(2)	Consists of amounts paid for group term life insurance.

(3)	Dr. Alessandrini retired as President and Chief Executive Officer in August 2004.

(4)	Dr. Alessandrini was granted options to purchase 546,636 shares of Common Stock in July 2004, 375,000 shares of which were cancelled when Dr. Alessandrini retired in August 2004.

(5)	Consists of $14,000 paid as consulting compensation and $635 paid for group term life insurance.

(6)	Mr. Bregi became an executive officer and employee of Avanex in August 2003 and resigned as an officer and employee of Avanex in August 2004.

(7)	Calculated at an average exchange ratio of $1.2748 per 1.00 Euro. Includes $30,812 for salary earned in fiscal 2004 but paid in fiscal 2005.

(8)	Consists of $1,022,875 in severance payments (calculated at the exchange ratio on the date severance installment paid) and $13,385 (calculated at an average exchange ratio of $1.2748 per 1.00 Euro) paid for an auto lease buyout.

(9)	Mr. Kinard became an executive officer and employee of Avanex in May 2004 and resigned as an officer and employee of Avanex in June 2005.

(10)	Consists of $36,000 in severance payments and $384 for group term life insurance.

(11)	Includes $36,121 of sales commissions earned in fiscal 2005 but paid in fiscal 2006.

(12)	Includes $15,073 of sales commissions earned in fiscal 2004 but paid in fiscal 2005.

(13)	Consists of amounts paid in sales commissions.

(14)	Consists of amounts paid for an automobile allowance.

(15)	Mr. Zuccala became an executive officer and employee of Avanex in August 2003. Amounts for 2005 were calculated at an average exchange ratio of $1.2748 per 1.00 Euro.

(16)	Consists of amounts paid by the Company to the Italian Integrative Pension Plan.

Option Grants in Last Fiscal Year

The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended June 30, 2005.

	Individual Grants
Name	Number of Shares Underlying Options Granted(1)	% of Total Options Granted to Employees in Year(2)	Exercise Price Per Share	Expiration Date(3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
					5%	10%
Jo S. Major, Jr.	150,000	1.98%	$0.99	6/12/2015	$93,555	$236,115
	1,200,000	15.86%	$2.61	8/19/2014	$1,973,160	$4,979,880
Walter Alessandrini	46,636	0.62%	$2.61	7/28/2014	$76,684	$193,535
	125,000	1.65%	$2.61	7/28/2014	$205,538	$518,738
Giovanni Barbarossa	50,000	0.66%	$0.99	6/12/2015	$31,185	$78,705
	24,984	0.33%	$2.61	7/28/2014	$41,081	$103,681
	200,000	2.64%	$2.61	7/28/2014	$328,860	$829,980
Philippe Bregi	—	—	—	—	—	—
W. Brian Kinard	25,000	0.33%	$2.61	7/28/2014	$41,108	$103,748
Paul Negus	50,000	0.66%	$0.99	6/12/2015	$3,119	$7,871
	21,383	0.28%	$2.61	7/28/2014	$35,160	$88,737
	175,000	2.31%	$2.61	7/28/2014	$287,753	$726,233
Jaime Reloj	50,000	0.66%	$0.99	6/12/2015	$31,185	$78,705
	13,435	0.18%	$2.61	7/28/2014	$22,091	$55,754
	175,000	2.31%	$2.61	7/28/2014	$287,753	$726,233
Adriano Zuccala	250,000	3.30%	$2.61	7/28/2014	$411,075	$1,037,475

(1)	The options in this table are nonstatutory stock options granted under the Company’s 1998 Stock Plan. All of these options have 10 year terms and vest as to 12/48 of the shares subject to the options on the first anniversary of the date of grant and the remainder vests at a rate of 1/48 of the shares subject to the option each month thereafter.

Immediately upon a change of control of the Company, each of the options in this table will become vested and exercisable as to 50% of the shares underlying such option, if such options are not already vested. Upon or within twelve months of a change of control, if any such individual’s employment terminates as a result of an involuntary termination (other than for cause), each such option will become fully vested.

(2)	Avanex granted options to employees to purchase 7,565,950 shares of Common Stock in the fiscal year ended June 30, 2005.

(3)	The options in this table may terminate before their expiration upon the termination of the optionee’s status as a director, employee or consultant or upon the optionee’s disability or death.

(4)	Under rules promulgated by the SEC, the amounts in these two columns represent the hypothetical gain or “option spread” that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options’ ten-year term at assumed annual rates of 5% and 10%. Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option, and there can be no assurance that the potential realizable values shown in this table will be achieved.

Option Exercises and Holdings

The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during the fiscal year ended June 30, 2005 and the number of shares of the Company’s Common Stock subject to both exercisable and unexercisable stock options as of June 30, 2005. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s Common Stock as of June 30, 2005.

	Shares Acquired on Exercise	Value Realized ($)	Number of Shares Underlying Unexercised Options at Year-End		Value of Unexercised In-The-Money Options at Year-End(1)
Name			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Jo S. Major, Jr.	—	—	—	1,350,000	—	—
Walter Alessandrini	—	—	871,636	—	—	—
Giovanni Barbarossa	—	—	1,473,640	220,834	—	—
Philippe Bregi	—	—	—	—	—	—
W. Brian Kinard	—	—	175,000	—	—	—
Paul Negus	—	—	553,049	133,334	18,188	14,167
Jaime Reloj	—	—	701,663	197,397	—	—
Adriano Zuccala	—	—	350,000	—	—	—

(1)	The market value of underlying securities is based on the $0.90 closing price of the Company’s Common Stock on June 30, 2005 (the last trading day of the Company’s 2005 fiscal year) on the Nasdaq National Market, minus the exercise price.

Employment and Change of Control Arrangements

The stock option agreements between the Company and Messrs. Major, Barbarossa, Negus, Reloj and Zuccala provide that immediately upon a change of control, as defined in the agreements, each such option will become vested and exercisable as to 50% of the shares underlying such option, if such options are not already so vested. Upon or within twelve months of a change of control, if any such individual’s employment terminates as a result of an involuntary termination, as defined in the agreements (other than for cause, as defined in the agreements), each such option will become fully vested and exercisable.

Pursuant to Avanex’s 1999 Director Option Plan, immediately upon a change of control, as defined in the plan, options to purchase Avanex Common Stock will become fully vested and exercisable. In addition, options to purchase shares of Avanex Common Stock granted to each of Messrs. Brooks and Smith on October 18, 2001 and December 18, 2002, to Mr. Brooks on October 30, 2003 and to Dr. Cerf on December 10, 1999, October 18, 2001 and December 18, 2002 under Avanex’s 1998 Stock Plan contain similar provisions. Each of the stock option agreements of Messrs. Brooks, Cerf, Dougherty and Smith and Ms. Wang provide for an exercise period extending until two years after the termination of such person’s service with Avanex, but in no event beyond the options’ normal expiration dates.

In June 2005, the Company adopted a severance policy, effective July 1, 2005, whereby (i) each senior vice president of the Company who is terminated without cause shall be entitled to receive the equivalent of his or her base salary, less applicable withholding, for a period of twelve (12) months from the date of his or her termination, and (ii) each vice president of the Company who is terminated without cause shall be entitled to receive the equivalent of his or her base salary, less applicable withholding, for a period of six (6) months from the date of his or her termination.

CERTAIN TRANSACTIONS

Transactions with Management and Others

In July 2003, in connection with our acquisition of the optical components business of Alcatel, we issued 35,369,834 shares of our Common Stock to Alcatel, and we entered into an intellectual property licensing agreement, supply agreement, frame purchase agreement and transition services agreement with Alcatel. As of September 15, 2005, Alcatel beneficially owned approximately [    ]% of our outstanding Common Stock. Pursuant to the supply agreement and frame purchase agreement, among other things, Alcatel agreed to purchase 70% of its requirements for certain qualified products from us for a period of three years, provided that we remain competitive with respect to these products. Products sold to Alcatel accounted for $54.77 million, or 34% of our net revenue during the fiscal year ended June 30, 2005. In addition, we purchased $4.96 million of raw materials and components from Alcatel during the fiscal year ended June 30, 2005. Pursuant to the transition services agreement, Alcatel agreed to provide certain services to us, and we paid Alcatel $5.13 million during the fiscal year ended June 30, 2005 for such services.

In July 2003, in connection with our acquisition of the optical components business of Corning, we issued 21,474,542 shares of our Common Stock to Corning, and we entered into an intellectual property licensing agreement, optical fiber supply agreement and transition services agreement with Corning. As of September 15, 2005, Corning beneficially owned approximately [    ]% of our outstanding Common Stock. Pursuant to the optical fiber supply agreement, among other things, we agreed to purchase our requirements for certain dispersion compensating optical fiber from Corning for a period of four years, provided that Corning remains competitive with respect to these products. We purchased $5.04 million of raw materials and components from Corning during the fiscal year ended June 30, 2005. Pursuant to the transition services agreement, among other things, Corning agreed to provide certain services to us until July 31, 2004. We paid Corning approximately $500,000 during the fiscal year ended June 30, 2005 for such services. Pursuant to a stockholders’ agreement between Avanex, Corning Incorporated and Alcatel, Avanex has agreed that, so long as Corning owns five percent or more of the outstanding shares of Avanex Common Stock, Avanex will use reasonable efforts to have an individual designated by Corning elected to the Board of Directors of Avanex. Dr. Joseph Miller, Executive Vice President and Chief Technology Officer of Corning, currently serves on the Board of Directors of Avanex as the Corning designee. Dr. Miller has informed Avanex that he intends to resign from the Board of Directors of the Company effective October 27, 2005, and Corning has informed the Company that it does not currently intend to nominate an individual to replace Dr. Miller on the Board of Directors.

Philippe Bregi resigned as an officer and employee of Avanex in August 2004. Pursuant to French labor law and a Compromise Agreement dated August 24, 2004 between Avanex France SA and Mr. Bregi, Mr. Bregi has received payments totaling 807,780 Euros, which represents (i) total payments of 435,880 Euros for legally stipulated amounts and (ii) 371,900 Euros for negotiated amounts, which were paid in certain amounts over time.

Pursuant to the Compromise Agreement, Mr. Bregi received 36,000 Euros (equivalent to $43,556) on August 24, 2004; 110,500 Euros (equivalent to $133,595) on August 25, 2004; 16,667 Euros (equivalent to $20,042) on August 27, 2004; 16,667 Euros (equivalent to $20,510) on September 26, 2004; 16,667 Euros (equivalent to $21,209) on October 29, 2004; 16,667 Euros (equivalent to $22,147) on November 27, 2004; 16,667 Euros (equivalent to $22,614) on December 29, 2004; 16,667 Euros (equivalent to $21,720) on January 28, 2005; and 561,278 Euros (equivalent to $717,482) on February 8, 2005. The total amount of severance payments to Mr. Bregi was $1,022,875.

In August 2004, Avanex entered into an at-will employment agreement with Jo S. Major, Jr., (the “Employment Agreement”), amended in November 2004. Pursuant to the Employment Agreement, Dr. Major received a signing bonus of $100,000. The Employment Agreement provides for an annual base salary of $350,000, as well as the potential for bonus payments upon achievement of certain performance goals established by the Compensation Committee. In connection with the Employment Agreement, Dr. Major was granted an option to purchase 1,200,000 shares of Common Stock at the fair market value on the date of grant. The option vests as to 450,000 shares on the first anniversary of the date of grant and will vest as to the remaining shares in 36 equal installments each month thereafter. If, following the first year of Dr. Major’s employment, Avanex terminates his employment without cause, Avanex must continue to pay Dr. Major’s salary for a period of 12 months, as well as pay a pro rata portion of bonus payments that Dr. Major would have otherwise been entitled to receive pursuant to the Employment Agreement. Pursuant to the Employment Agreement, in the event of a “change of control,” as defined in the Employment Agreement, or upon Dr. Major’s termination following a change of control, Avanex must accelerate the vesting of all or a portion of Dr. Major’s option.

In November 2004, Avanex entered into a consulting agreement with Dr. Walter Alessandrini, the Company’s former President, Chief Executive Officer and Chairman of the Board of Directors, pursuant to which he is to provide advice to the Company regarding certain operational and integration matters from November 22, 2004 through December 31, 2005. The consulting agreement provides for Dr. Alessandrini to be paid $2,000 per each day worked during each month of the term of the consulting agreement. In addition, pursuant to the consulting agreement, options to purchase 606,250 shares of Common Stock held by Dr. Alessandrini which were previously unvested became vested and exercisable.

In May 2005, Avanex entered into a Securities Purchase Agreement with certain investors, including HBK Investments L.P. and Kings Road Investments Ltd., which each beneficially own more than five percent (5%) of the Common Stock, for the private placement of Senior Secured Convertible Notes in the principal amount of $35.0 million and the issuance of related Warrants. The Securities Purchase Agreement and other related transactions are described above in “Proposal Two,” which is incorporated herein by reference.

Brian Kinard resigned as an officer and employee of Avanex in June 2005. Pursuant to a Separation Agreement and Release dated June 23, 2005, Mr. Kinard received a lump sum payment of $36,000.

Linda Reddick resigned as an officer and employee of Avanex in June 2005. Pursuant to a Separation Agreement and Release dated July 7, 2005, Ms. Reddick received a lump sum payment of $95,000.

David Parker and Avanex entered into a Transition Agreement and Release dated as of August 14, 2005 whereby Mr. Parker will resign as an officer and employee of Avanex on September 30, 2005. Pursuant to the agreement, Mr. Parker will receive a lump sum payment of $90,000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm for the year ended June 30, 2005, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect; and

•	received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed Deloitte & Touche LLP’s independence with them.

Based upon the reviews and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005.

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS*

Susan Wang, Chair

Todd Brooks

Greg Dougherty

Joseph A. Miller, Jr.

Joel A. Smith III

*	Messrs. Smith and Brooks, Dr. Cerf, Dr. Miller and Ms. Wang were members of the Audit Committee during fiscal 2005. The Audit Committee was reorganized in July 2005 and currently consists of Messrs. Brooks, Dougherty and Smith, Dr. Miller and Ms. Wang who recommended to the Board of Directors that the audited financial statements be included in Avanex’s Annual Report on Form 10-K for the year ended June 30, 2005.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Company’s Compensation Committee was formed in April 1999 and consisted of Mr. Brooks, Mr. Smith and Ms. Wang at June 30, 2005. The Compensation Committee currently consists of Dr. Cerf, Mr. Dougherty and Ms. Wang. The Compensation Committee generally evaluates and approves the Company’s executive compensation policies, including the base salary levels and target incentives for the Company’s executive officers at the beginning of each year, and approves the performance objectives of the executive officers in their areas of responsibility. The Compensation Committee also administers the Company’s 1998 Stock Plan and the 1999 Employee Stock Purchase Plan. No former or current member of the Compensation Committee is a former or current officer or employee of Avanex or any of its subsidiaries. Meetings of the Compensation Committee are also attended by members of management who provide background and market information and make recommendations to the Compensation Committee on salary levels, officer performance objectives, and corporate financial goals. However, members of management are not entitled to vote on any actions taken by the Compensation Committee, and Avanex’s chief executive officer is not present during deliberations or voting on his compensation.

Executive Officer Compensation Programs

Objectives.    The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans. The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

Base Salaries.    Salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s level of responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are regularly reviewed and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company’s financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual.

Incentive Bonuses.    The Compensation Committee believes that an incentive bonus plan can serve to motivate the Company’s executive officers and management to achieve annual performance goals. During the fiscal year ended June 30, 2005, the Compensation Committee approved the Executive Cash Bonus Plan and the Performance Recognition Reward Program, each of which are described in the Current Report on Form 8-K filed with the SEC on November 4, 2004. Pursuant to the Executive Cash Bonus Plan, certain executive officers of the Company were entitled to receive cash bonuses based upon their base salaries following the satisfaction of certain financial and operating milestones approved by the Board of Directors. Pursuant to the Performance Recognition Reward Program, employees and executive officers of the Company were entitled to be granted options to purchase Common Stock based upon the achievement of certain financial and operating milestones approved by the Board of Directors. In addition, the Compensation Committee may pay incentive bonuses to executive officers of the Company based on subjective consideration of factors including such officer’s level of responsibility, individual performance, contributions to the Company’s success and the Company’s financial performance generally. No incentive bonuses were paid to executive officers of the Company in relation to the fiscal year ended June 30, 2005.

Stock Option Grants.    Stock options may be granted to executive officers and other employees under the 1998 Stock Plan. Because of the direct relationship between the value of an option and the stock price, the

Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company’s long-term performance which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer’s ability to influence the Company’s long-term growth and profitability. However, the 1998 Stock Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of past as well as future anticipated performance of the executive officer.

Other Compensation Plans.    The Compensation Committee also administers certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation plan.

Deductibility of Compensation.    The Compensation Committee considers the potential effects of Section 162(m) of the Internal Revenue Code on the compensation paid to certain of the Company’s executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for certain executive officers, unless compensation is performance-based. The Compensation Committee is aware of the Section 162(m) limitations, and the available exemptions, and has determined that it is appropriate at this time to seek stockholder approval of the amended 1998 Stock Plan to allow the Company to receive a tax deduction for certain performance-based compensation paid under the Plan in excess of the Section 162(m) limitations. The Committee will further address the issue of deductibility when and if circumstances warrant the use of other available exemptions.

Chief Executive Officer Compensation

The compensation of the Chief Executive Officer is reviewed annually based on the same factors discussed above for all executive officers. Dr. Major’s base salary for the year ended June 30, 2005 was $350,000. Dr. Major’s base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Dr. Major received a signing bonus of $100,000 upon joining the Company in fiscal year 2005.

COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS*

Susan Wang, Chair

Todd Brooks

Joel A. Smith III

*	Ms. Wang and Messrs. Smith and Brooks were members of the Compensation Committee during fiscal 2005. The Compensation Committee was reorganized in July 2005 and currently consists of Dr. Cerf, Mr. Dougherty and Ms. Wang.

COMPANY STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total return to stockholders on the Company’s Common Stock with the cumulative total return of The Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index. The graph assumes that $100 was invested on June 30, 2000 in the Company’s Common Stock and in each of the indices discussed above, including reinvestment of dividends. No dividends have been declared or paid on the Company’s Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG AVANEX CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ TELECOMMUNICATIONS INDEX

*	$100 invested on 6/30/00 in stock or index- including reinvestment of dividends. Fiscal year ending June 30.

OTHER MATTERS

The Board of Directors does not know of any other matter to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of Common Stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been enclosed.

THE BOARD OF DIRECTORS

Todd Brooks

Vinton Cerf

Greg Dougherty

Jo S. Major, Jr.

Joseph A. Miller, Jr.

Joel A. Smith III

Susan Wang

Fremont, California

September 30, 2005

APPENDIX A

1998 STOCK PLAN

(as amended by Proposal Three)

AVANEX CORPORATION

1998 STOCK PLAN

(as amended and restated effective [DATE] 2005)

1. Purposes of the Plan.    The purposes of this 1998 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights and Restricted Stock Units may also be granted under the Plan.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Annual Revenue” means the Company’s, a business unit’s or a specific geographic area of the Company’s net sales for the Fiscal Year; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(c) “Applicable Laws” means the requirements relating to the administration of equity plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights or Restricted Stock Units.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Awarded Stock” means the Common Stock subject to an Award.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Position” means as to any Performance Period, the Company’s level of cash and cash equivalents.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k) “Common Stock” means the common stock of the Company or, in the case of certain Restricted Stock Units, the cash equivalent thereof.

(l) “Company” means Avanex Corporation, a Delaware corporation.

(m) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(n) “Director” means a member of the Board.

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(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(p) “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of Common Stock outstanding and dilutive common equivalent Shares deemed outstanding.

(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Individual Performance Objective” means as to a Participant for any Performance Period, the objective and measurable goals set by a “management by objectives” process and approved by the Administrator (in its discretion).

(w) “IPO Effective Date” means the date upon which the Securities and Exchange Commission declares the initial public offering of the Company’s common stock as effective.

(x) “Marketing and Sales Expenses as a Percentage of Sales” means as to any Performance Period, the Company’s or a business unit’s marketing and sales expenses stated as a percentage of sales.

(y) “Net Income as a Percentage of Sales” means as to any Performance Period, the Company’s or a business unit’s Net Income stated as a percentage of sales.

(z) “Net Income” means as to any Performance Period, the income after taxes of the Company or a business unit, provided that prior to the beginning of the Performance Period, the Administrator shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(aa) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

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(bb) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd) “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

(ee) “Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations but excluding any unusual items.

(ff) “Option” means a stock option granted pursuant to the Plan.

(gg) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(hh) “Optionee” means the holder of an outstanding Option granted under the Plan.

(ii) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(jj) “Participant” means the holder of an outstanding Award granted under the Plan.

(kk) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Performance Objectives, (e) Marketing and Sales Expenses as a Percentage of Sales, (f) Net Income as a Percentage of Sales, (g) Net Income, (h) Operating Cash Flow, (i) Operating Income, (j) Return on Assets, (k) Return on Equity, (l) Return on Sales, and (m) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Within any timeframe required to comply with the requirements of Section 162(m) of the Code, the Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant. For example (but not by way of limitation), the Administrator may determine that the measures for one or more Performance Goals shall be based upon the Company’s pro-forma results and/or results in accordance with generally accepted accounting principles. The Administrator shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to shareholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or of a business unit of the Company, and/or (v) to the extent not otherwise specified by the definition of the Performance Goal, on a pre-tax or after-tax basis.

(ll) “Performance Period” means the time period of any Fiscal Year or such longer period as determined by the Administrator in its sole discretion during which the performance objectives must be met.

(mm) “Plan” means this 1998 Stock Plan, as may be amended from time to time.

(nn) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

(oo) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 12. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

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(pp) “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets.

(qq) “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity.

(rr) “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue.

(ss) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(tt) “Section 16(b)” means Section 16(b) of the Exchange Act.

(uu) “Service Provider” means an Employee, Director or Consultant.

(vv) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ww) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(xx) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(yy) “Total Stockholder Return” means as to any Performance Period, the total return (change in Share price plus reinvestment of any dividends) of a Share.

3. Stock Subject to the Plan.    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 29,550,000 Shares, plus an annual increase to be added on the first day of the Company’s fiscal year beginning on July 1, 2000, equal to the lesser of (i) 6,000,000 shares, (ii) 4.9% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, or, with respect to Restricted Stock or Restricted Stock Units is forfeited back to or repurchased by the Company, the unpurchased Shares (or with respect to Awards other than Options, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

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(iv) Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or purchased (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Option, Stock Purchase Right or Restricted Stock Unit to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option, Stock Purchase Right or Restricted Stock Unit shall have declined since the date the Option, Stock Purchase Right or Restricted Stock Unit was granted;

(vii) to institute an Option Exchange Program;

(viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws or satisfying applicable foreign laws;

(x) to modify or amend each Award (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility.    Nonstatutory Stock Options, Stock Purchase Rights and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

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6. Limitations.

(a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s or its Parent or Subsidiary’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,500,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 4,500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan.    Subject to Section 20 of the Plan, the amendment and restatement of the Plan shall become effective upon the IPO Effective Date. It shall continue in effect for a term of ten (10) years from the date of obtaining stockholder approval of the Plan in December, 1999, unless terminated earlier under Section 16 of the Plan.

8. Term of Option.    The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

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(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b) Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the

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Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider.    If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11. Stock Purchase Rights.

(a) Grant of Stock Purchase Rights.    The Administrator, in its sole discretion, will determine the number of Shares to be granted to each Participant under Stock Purchase Rights, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 750,000 Shares subject to Stock Purchase Rights. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 2,250,000 Shares subject to Stock Purchase Rights. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14. If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Award will be counted against the limits set forth in this Section 11(a).

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(b) Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

(c) Repurchase Option.    Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Award Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(d) Other Provisions.    The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(i) General Restrictions.    The Administrator may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(ii) Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Stock Purchase Rights as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the latest date permissible to enable the Stock Purchase Rights to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Stock Purchase Rights which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Stock Purchase Rights under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(e) Rights as a Shareholder.    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

12. Restricted Stock Units.

(a) Grant.    Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine, including all terms, conditions, and restrictions related to the grant and the form of payout, which, subject to Section 12(d), may be left to the discretion of the Administrator. The Administrator, in its sole discretion, will determine the number of Restricted Stock Units to be granted to each Participant, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 750,000 Restricted Stock Units. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 2,250,000 Restricted Stock Units. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14. If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Award will be counted against the limits set forth in this Section 12(a).

(b) Vesting Criteria and Other Terms.    The Administrator shall set vesting or other restriction criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.

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(i) The Administrator may set vesting or other restriction criteria based upon the achievement of Company-wide, departmental, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(ii) Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set performance objectives based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(c) Earning Restricted Stock Units.    Upon meeting the applicable vesting or other restriction criteria, the Participant shall be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting or other restriction criteria that must be met to receive a payout.

(d) Form and Timing of Payment.    Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again shall be available for grant under the Plan.

(e) Cancellation.    On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

13. Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, and the numerical Share limits in Sections 6, 11, and 12 shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Awarded Stock

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covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100% and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and Stock Purchase Rights) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall (i) fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable, and (ii) fully earn and receive a payout with respect to other Awards. If an Award is not assumed or substituted for in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that (i) the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and (ii) all outstanding Options and Stock Purchase Rights shall terminate upon the expiration of such period and (iii) all other outstanding Awards shall be paid out immediately prior to the merger or sale of all or substantially all of the assets. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise (or payout or vesting, as applicable) of the Award, for each Share of Awarded Stock subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

15. Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval.    The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

17. Conditions Upon Issuance of Shares.

(a) Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares (or with respect to certain Restricted

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Stock Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18. Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares (or with respect to certain Restricted Stock Units, the cash equivalent thereof) hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or with respect to certain Restricted Stock Units, the cash equivalent thereof) as to which such requisite authority shall not have been obtained.

19. Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Shareholder Approval.    The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

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[AVECM - AVANEX CORPORATION] [FILE NAME: ZAVE72.ELX] [VERSION - (1)] [09/12/05] [orig. 09/12/05]

DETACH HERE ZAVE72

PROXY

AVANEX CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 27, 2005

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jo S. Major, Jr. and Paul Negus and each of them as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Avanex Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Avanex Corporation to be held at Avanex’s corporate headquarters, 40919 Encyclopedia Circle, Fremont, California 94538, telephone (510) 897-4188 on Thursday, October 27, 2005, at 10:00 a.m. (local time) and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted “FOR” each of the Proposals on the reverse side hereof, as more specifically described in the Proxy Statement. With respect to the election of a director in Proposal No. 1, if you do not vote for the election of the nominee and do not specifically withhold your vote, then you will be deemed to have granted the above persons the authority to vote for the election of such nominee. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

AVANEX CORPORATION

C/O COMPUTERSHARE

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to

http://www.eproxyvote.com/avnx

OR

Vote-by-Telephone

Call toll-free

1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

[AVECM - AVANEX CORPORATION] [FILE NAME: ZAVE71.ELX] [VERSION - (1)] [09/12/05] [orig. 09/12/05]

DETACH HERE ZAVE71

#AVE

Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” BOTH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS NO., 2, 3 AND 4.

1. Election of Directors.

Nominees: (01) Joel A. Smith III

(02) Susan Wang

FOR WITH HOLD

ALL ALL

For all nominee(s) except as written above

FOR AGAINST ABSTAIN

2. Proposal to eliminate the floor price limitations from the anti-dilution provisions of each of the Company’s Senior Secured Convertible Notes and related Warrants.

3. Proposal to approve Avenex’s amended 1998 Stock Plan for Section 162(m) purposes, as described in the accompanying Proxy Statement.

4. Proposal to ratify Deloitte & Touche LLP as Avanex’s independent registered public accounting firm for the 2006 fiscal year.

In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON

Please sign, date and return this proxy card promptly using the enclosed envelope.

Please sign exactly as your name or names appear hereon. For joint accounts, each owner should sign. When signing as an executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

Signature: Date: Signature: Date: